FOR IMMEDIATE RELEASE

Western Union Reaches Agreements to Resolve U.S. Investigations

Settlements relate to conduct that mainly occurred 2004 to 2012;
Company has increased compliance funding 200 percent in the last five years;
Business performance for 2016 in line with previous outlook

ENGLEWOOD, CO – January 19, 2017 – The Western Union Company (NYSE: WU) today announced agreements with the U.S. Department of Justice (DOJ) and Federal Trade Commission (FTC) that resolve previously disclosed investigations focused primarily on the Company’s oversight of certain agents and whether its anti-fraud program, as well as its anti-money laundering controls, adequately prevented misconduct by those agents and third parties. The conduct at issue mainly occurred from 2004 to 2012.

As part of this resolution, Western Union will enter into a deferred prosecution agreement with the DOJ and a consent order with the FTC. The Company will pay a total of $586 million to the federal government, which is to be used to reimburse consumers who were victims of fraud during the relevant period. Western Union also will take specific actions to further enhance its oversight of agents and its protection of customers. Those actions will be reviewed by an independent compliance auditor for three years.

Western Union said: “We share the government’s goal of protecting consumers and the integrity of our global money transfer network, and we worked hard to resolve these matters with the government.” The Company emphasized: “We are committed to enhancing our compliance programs to prevent illicit activity on our network and protect customers who transfer money to friends, family and businesses.”

Over the past five years, Western Union increased overall compliance funding by more than 200 percent, and now spends approximately $200 million per year on compliance, with more than 20 percent of its workforce currently dedicated to compliance functions. The comprehensive improvements undertaken by the Company have added more employees with law enforcement and regulatory expertise, strengthened its consumer education and agent training, bolstered its technology-driven controls and changed its governance structure so that its Chief Compliance Officer is a direct report to the Compliance Committee of the Board of Directors.

Many state, national and international regulators and law enforcement agencies have commended Western Union in recent years for its compliance innovations, such as developing algorithms to help combat terrorist financing, and for assisting with numerous investigations.

Western Union noted that its compliance enhancements have produced significant and measurable results. The incidence of consumer fraud reports associated with Western Union money transfers has been extremely low – less than one-tenth of 1 percent of all consumer-to-consumer money transfer transactions during the past 10 years. And, over the last five years, the dollar value of reported fraud in consumer-to-consumer transactions, compared with the total value of all such transactions, has dropped more than 60 percent.

In late November 2016, as had previously been requested by the Company, the DOJ provided to the Company a proposal for a combined resolution of investigations by the U.S. Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California and the Southern District of Florida, which the Company sought to coordinate with the resolution of other potential government claims. The Company and the government agencies then engaged in intensive negotiations, which led to the agreements announced today.

In addition to the resolution of the previously disclosed DOJ and FTC investigations, the Company will simultaneously resolve, without any additional payment or non-monetary obligations, potential claims by the U.S. Treasury Department’s Financial Crimes Enforcement Network (FinCEN) relating to conduct in the 2010 to 2012 period that FinCEN contended violated the Bank Secrecy Act. The Company received a notice of investigation from FinCEN in mid-December 2016. The separate agreement with FinCEN sets forth a civil penalty of $184 million, the full amount of which will be deemed satisfied by the $586 million compensation payment under the DOJ and FTC agreements.

Western Union anticipates taking a charge of approximately $570 million in its 2016 fourth quarter, to record the costs associated with the settlements, fees for the required independent compliance auditor, and related matters. This amount is in addition to amounts previously accrued in 2016 in connection with the FTC matter. The Company intends to claim a deduction for the settlement payment, but because the tax effect is not certain the Company does not anticipate recording a related tax benefit in the fourth quarter.

Excluding the fourth-quarter charge, the Company anticipates reporting 2016 financial results in line with its financial outlook provided on November 1, 2016. Western Union will report its full fourth-quarter results on February 9, 2017.

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Western Union Contacts:

Bill Chandler, Corporate Communications	Mike Salop, Investor Relations
+1 (720) 332-2014	+1 (720) 332-8276
bill.chandler@westernunion.com	mike.salop@westernunion.com

Media hotline: +1 (720) 332-1000 (select option 3, then 2)
media@westernunion.com

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About Western Union
The Western Union Company (NYSE: WU) is a leader in global payment services. Individuals and families around the world count on Western Union to reliably and efficiently transfer billions of dollars each year to pay for education, purchase necessities, run businesses and/or help relatives. These services provide an economic lifeline to many people who lack access to the traditional financial system, and play an important role in supporting developing economies.

As of September 30, 2016, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in more than 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2015, The Western Union Company completed 262 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 508 million business payments.

For more information, visit www.westernunion.com.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.